UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008

AMERICAN MEDIA OPERATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

American Media Operations, Inc. (the “Company”) today announced that its revised Bank EBITDA for the three months and nine months ended December 31, 2007 was $25.4 million and $101.4 million, respectively. These amounts update the Company’s previously announced Bank EBITDA for the above mentioned periods of $26.6 million and $102.6 million, respectively, to reflect minor corrections to certain addbacks to EBITDA as a result of more complete data. The Company filed a Current Report on Form 8-K containing its earnings release for the fiscal quarter ended December 31, 2007 which included these previously announced Bank EBITDA amounts. The following is a schedule showing a reconciliation from net loss as determined under GAAP to Bank EBITDA.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between net loss as determined under GAAP, EBITDA and Bank EBITDA.

	AMERICAN MEDIA OPERATIONS, INC.
	Three Months Ended		Nine Months Ended
	December 31,	December 31,	December 31,	December 31,
(Dollars in Millions)	2006	2007	2006	2007
Net Loss	$(306.9)	$(14.0)	$(338.7)	$(31.8)

Add:
Interest expense	25.0	25.1	73.0	74.6
Provision (benefit) for income taxes	(29.7)	4.4	(24.0)	7.7
Depreciation and amortization	3.7	3.1	11.6	9.6
Amortization of deferred debt costs	2.2	2.8	5.6	8.2
Provision for impairment intangible assets and goodwill	312.6	0.0	312.6	0.0
Senior subordinated notes issued	0.0	(0.2)	0.0	17.1
Amortization of deferred rack costs	4.7	2.6	15.4	9.2

EBITDA	$11.6	$23.8	$55.5	$94.6

Add:
Investment in launches and re-launches	0.0	0.1	1.1	0.6
Restructuring costs and severance	0.1	0.1	3.8	0.5
Professional fees	2.6	1.2	10.3	4.3
Management fees	0.5	0.5	1.5	1.5
Other	0.1	(0.3)	0.2	(0.1)

Bank EBITDA	$14.9	$25.4	$72.4 (1)	$101.4

(1)	Bank EBITDA includes $0.4 of one-time costs beyond the cap permitted in the Company’s Credit Agreement.

Note:

EBITDA represents the sum of net loss, interest expense, income taxes, depreciation of property and equipment, amortization of intangible assets, deferred debt costs and deferred rack costs, senior subordinated notes issued and provision for impairment of intangible assets and goodwill. Bank EBITDA is used in calculating covenant compliance under the Company’s credit agreement. Bank EBITDA is defined as EBITDA excluding certain allowable charges. EBITDA and Bank EBITDA are not measures of financial performance in accordance with GAAP. You should not consider them as alternatives to net loss as a measure of operating performance. Our calculation of EBITDA and Bank EBITDA may be different from the calculations used by other companies and therefore comparability may be limited. We present EBITDA to provide additional information regarding our performance and because it is a measure by which we gauge our profitability. In addition, information concerning Bank EBITDA is being presented because it reflects important components included in the financial covenants of the Company’s credit agreement.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC. (Registrant)

Date: March 6, 2008	By:	/s/ Dean D. Durbin
	Name:	Dean D. Durbin
	Title:	Executive Vice President and Chief Financial Officer

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